AGREEMENT TO TERMINATE
                       CONSULTING SERVICES AGREEMENT

  THIS AGREEMENT (the "Agreement") is made and entered into on the __ day of December, 1996 by and between VISTA LASER CENTERS OF THE PACIFIC, INC., a Nevada corporation ("Pacific"), and VISTA TECHNOLOGIES INC., a Nevada corporation ("Vista").

                                 RECITALS

  WHEREAS, the parties hereto executed a Consulting Services Agreement dated August 16, 1996 (the "Consulting Agreement") and a Stock Exchange Agreement dated April 23, 1996 (the "Stock Agreement").

  WHEREAS, the parties now desire to terminate the Consulting Agreement and return to each party the stock issued as a result of the Stock Agreement.

  NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, the parties agree as follows:

  1. The Consulting Agreement is hereby terminated and canceled, effective as of the date first above written. The Consulting Agreement shall have the same effect upon the parties as if it never existed.

  2. With respect to the 600,000 shares of Pacific's common stock owned by Vista and the 500,000 shares of Vista common stock owned by Pacific, Pacific hereby sells, assigns and transfers to Vista its 500,000 shares of Vista common stock, in consideration of which Vista hereby sells, assigns and transfers to Pacific 500,000 of its 600,000 Pacific common stock shares. In addition, Pacific hereby issues the Promissory Note in the principal amount of $100,000 as attached hereto as Exhibit A (the "Note") to Vista as the purchase price for the remaining 100,000 Pacific common stock shares owned by Vista and Vista hereby sells, assigns and transfers to Pacific said 100,000 Pacific common stock shares. The Note bears annual interest at the rate of nine percent (9%) and the principal amount thereof is to be repaid on the earlier of: (i) ten days after the completion of the Pacific's initial public stock offering (the "IPO"); or (ii) December 31, 1998.

  3. Pacific hereby acknowledges that Vista has advanced sums in aggregate in excess of $100,000 to suppliers of professional services which Pacific utilized in connection with the preparation and filing of Pacific's registration statement on Form SB-2 with the Securities and Exchange Commission for Pacific's IPO. However, to date Vista has not submitted a listing of these expenditures and Pacific has not accepted and acknowledged any specific category or

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amount of expenditure by Vista.  The parties agree to negotiate in good faith with respect to the amount of professional services expenditures incurred by Vista on Pacific's behalf in connection with Pacific's IPO (the "IPO Expenses"), whereupon Pacific shall issue a promissory note to Vista in the principal amount of the IPO Expenses, with such promissory note to bear the same interest rate and maturity date as the Note described in Paragraph 2 above.

  4. Pacific shall change its name to "Vista Laser Centers, Inc.", which name Vista hereby agrees is not deceptively similar to its name and service mark and which is not likely to cause confusion in the minds of potential customers for such services.

  5. Vista shall cause Mr. Thomas A. Schultz, its President, and Dr. Donald Johnson, its Chairman, to resign from their positions as officers and Directors of Pacific, effective as of December 31, 1996.

  6. The parties hereto shall have no obligations or liability to the other party pursuant the Consulting Agreement, except as expressly stated in this Agreement. Vista and Pacific hereby each release the other party and hereby waive any and all liabilities and claims, whether now or in the future known, accruing against the other party as a result of or caused by a breach of the Consulting Agreement.

  IN WITNESS WHEREOF, the parties have duly executed this Agreement, effective as of the date first above written.



                    VISTA LASER CENTERS OF THE PACIFIC, INC.

                    By: /s/ J. Robert Griffin
                        -----------------------------------
                         J. Robert Griffin, Chairman


                    VISTA TECHNOLOGIES INC.

                    By: /s/ Thomas A. Schultz
                        -----------------------------------
                         Thomas A. Schultz, President







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